Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. Announces Appointment of New Director

CARLSBAD, Calif.—(BUSINESS WIRE)—February 19, 2009—Orange 21 Inc. (NASDAQ:ORNG), a leading developer of brands that produce premium products for the action sports and youth lifestyle markets, today announced that Seth W. Hamot has joined its Board of Directors (the “Board”).

On February 12, 2009, the Board appointed Mr. Hamot to fill a vacancy on the Board. Mr. Hamot has extensive experience in the financial world. He has served as Managing Member of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”) since 1997 and was the owner of its corporate predecessor, Roark, Rearden & Hamot, Inc. RRHCM is the investment manager to Costa Brava Partnership III L.P. (“Costa Brava”), an investment fund, whose principal business is to make investments in, buy, sell, hold, pledge and assign securities. Mr. Hamot is also President of Roark, Rearden & Hamot Capital Management, LLC, the general partner of Costa Brava. Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities. Mr. Hamot is currently on the board of directors, audit committee and compensation committee of CCA Industries, Inc., an AMEX listed manufacturer of health and beauty aids, and on the board of directors of Telos Corporation, a networking and security products and services provider. Mr. Hamot graduated from Princeton University in 1983 with a degree in Economics.

Prior to the Company’s currently pending rights offering, Costa Brava and its affiliates owned approximately 19.8% of the Company’s outstanding common stock. Costa Brava participated in the rights offering up to its full pro rata share purchasing an additional 1,622,271 shares of the Company’s common stock.

Stone Douglass, the Company’s Chief Executive Officer and Chairman of the Board, commented “We are delighted that Seth has agreed to bring his broad experience to the Board and look forward to working with him as we continue our turnaround efforts.” Ted Roth, Chairman of the Nominating and Corporate Governance Committee of the Board commented further, “We are excited to be working with Seth and believe he will be a great asset to the Company and our shareholders as we continue our efforts to build shareholder value.”

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sport and youth lifestyle markets. Orange 21’s primary brand, Spy Optic (TM), manufactures sunglasses and goggles targeted toward the action sports and youth lifestyle markets.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “believe” or “continue,” the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding the Company’s turnaround efforts, efforts to build shareholder value and Mr. Hamot’s expected contributions to the Company are forward looking statements. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar and Euro; changes in commodity prices; Orange 21’s ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; Orange 21’s ability to identify and execute successfully cost-control initiatives without adversely impacting sales; uncertainties associated with intellectual property protection for Orange 21’s products; and other risks identified from time to time in Orange 21’s filings made with the U.S. Securities and Exchange Commission. Although, Orange 21 believes that the expectations reflected in the forward-looking statements are reasonable, Orange 21 cannot guarantee future results. Moreover, Orange 21 assumes no responsibility for the accuracy or completeness of such forward-looking statements and undertakes no obligation to update any of these forward-looking statements.

Contact:

Orange 21 Inc.

Stone Douglass, Chief Executive Officer

760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com

Source: Orange 21 Inc.